Exhibit 13

Certification

OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Océ N.V. (the “Company”) for the fiscal year ended November 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), R.L. van Iperen, as Chairman of the Board of Executive Directors of the Company, and J. van den Belt, as Chief Financial Officer and member of the Board of Executive Officers of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 7, 2006

/s/ R.L. van Iperen
Name:	R.L. van Iperen
Title:	Chairman of the Board of Executive Directors
(Principal Executive Officer)

/s/ J. van den Belt
Name:	J. van den Belt
Title:	Chief Financial Officer and member of the Board of Executive Directors
(Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.